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                                                                    EXHIBIT 3.81

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/30/1999
                                                          991511062 - 3133710

                            CERTIFICATE OF FORMATION

                       Pursuant to 6 Del. C. Section 18-201

(1)   The name of the limited liability company:

                                 ZION ENERGY LLC

(2) The address of the registered office and the name and address of the registered agent:

                                    Corporation Service Company
                                    1013 Centre Road
                                    Wilmington, Delaware 19805

                                    /s/ Ann M. Spitler
                                    -------------------------------
                                    Signature of Organizer:

                                    Name and Address of Organizer:

                                    Ann M. Spitler
                                    30 South Wacker Drive
                                    Chicago, Illinois 60606